Exhibit 32.2

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Yearly Report of Medical Care Technologies Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hui Liu, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Yearly Report on Form 10-K for the year ended December 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-K for the year ended December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Medical Care Technologies Inc.

Date: April 16, 2012

/s/ Hui Liu
Hui Liu
Principal Financial Officer,
Principal Accounting Officer, Treasurer
and a member of the Board of Directors

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Medical Care Technologies Inc. and will be retained by Medical Care Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.